Exhibit 10.2

TRANSFER AND ASSUMPTION AGREEMENT

by and among

Calpine Corporation,

CPN Pipeline Company

Rosetta Resources California, LLC,

Rosetta Resources Offshore, LLC,

Rosetta Resources Rockies, LLC,

and

Rosetta Resources Texas LP

July 7, 2005

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EXHIBITS AND SCHEDULES

Exhibits

Exhibit A	-	Assignees and Transferred Properties
Exhibit B	-	Leases
Exhibit B-1	-	Non-Consent Leases
Exhibit C	-	Wells; Net Revenue Interest
Exhibit C-1	-	Non-Consent Wells; Net Revenue Interests
Exhibit C-2	-	Description of Rio Vista Gathering System Included in the Properties
Exhibit D	-	Intentionally Omitted
Exhibit E	-	Intentionally Omitted
Exhibit F	-	Governmental Bonds
Exhibit G	-	Form of Conveyance
Exhibit H	-	Form of Joint Defense Agreement
Exhibit I	-	Contracts
Exhibit J	-	Form of Assignment of Contracts
Exhibit K	-	JOA

Schedules

Schedule 1	-	Liens
Schedule 4(b)	-	Assignor’s Retained Liability – Claims and Litigation Matters
Schedule 28	-	Imbalances

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TRANSFER AND ASSUMPTION AGREEMENT

This Transfer and Assumption Agreement (this “Agreement”) is made and entered into on July 7, 2005 by and among Calpine Corporation, a Delaware corporation and CPN Pipeline Company, a Delaware corporation (collectively referred herein as, the “Assignor”), and the subsidiaries of Calpine Gas Holdings LLC (“CGH”) that are identified as assignees on the signature pages hereto (collectively, the “Assignees”). Assignor and the Assignees are sometimes collectively called “Parties” and each individually a “Party”.

W I T N E S S E T H:

WHEREAS, Assignor owns interests in certain oil and gas properties situated in the United States and more fully described herein (the “Oil and Gas Interests”); and

WHEREAS, Assignor desires to capitalize CGH and Assignees by contributing (i) the Oil and Gas Interests and (ii) all continuing rights, benefits, duties and obligations with respect thereto to Assignees in return for the assumption by Assignees of certain liabilities with respect to the Oil and Gas Interests; and

WHEREAS, CGH has requested Assignor, and Assignor has agreed to make such transfers and contributions to Assignees; and

NOW, THEREFORE, for valuable consideration and in consideration of the mutual promises and agreements contained herein, the Parties execute this Agreement and covenant and agree as follows:

Section 1. Definitions. As used herein the following terms have the meanings given them below, except as otherwise expressly provided:

“Adverse Environmental Condition” means any contamination or condition exceeding regulatory limits and not otherwise permitted or authorized by permit or law, resulting from any discharge, release, production, storage, treatment, seepage, escape, leakage, emission, emptying, leaching or any other activities on, in or from any Property, or the migration or transportation from other lands to any Property, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances subject to regulation relating to the protection of the environment that require Remediation based upon the condition at the Effective Date pursuant to any current federal, state or local laws or statutes, including the Environmental Laws.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing, being understood and agreed that with respect to a corporation or other entity, control means direct or indirect ownership of more than fifty percent (50%) of the voting stock or securities of such corporation or other entity.

“Agreement” has the meaning given to in the Preamble.

“Applicable Laws” means any applicable law, order, ordinance, rule, regulation, permit, judgment or decree of any Governmental Body, including the common or civil law of any Governmental Body, including those relating to occupational safety and health, consumer product safety, environmental laws, securities laws, zoning laws or regulations, employee benefits, employment and employee practices.

“Assignees” has the meaning given to in the Preamble.

“Assignees’ Business” means the oil and gas exploration and production business of the Assignees that relates to the Properties, but shall not include the business of Assignor that relates to any properties or assets transferred prior to the date of this Agreement or any of the Non-Consent Properties until transferred to an Assignee.

“Assignees’ Liabilities” means (without duplication): (i) any and all Liabilities that are expressly contemplated in this Agreement to be assumed by Assignees or any Assignee, including the Imbalances; (ii) all agreements and Liabilities of any Assignee under this Agreement, subject to the applicable limitations and restrictions herein; (iii) all Liabilities (other than Taxes), arising out of or resulting from the ownership or operation of the Properties (including any Property that becomes a Cured Non-Consent Property that is transferred to an Assignee), whenever arising, whether before, on, or after the Effective Date, including (a) accidents or injuries associated with the Wells, the casings, and all other leasehold equipment in and on the Wells, gathering lines, pipelines, tanks and all other personal property and fixtures used on or in connection with the Properties (including any Property that becomes a Cured Non-Consent Property that is transferred to an Assignee), (b) any and all Proceedings except for those Proceedings set forth on Schedule 4(b) and Assignor’s Retained Liabilities, (c) the condition of the Properties (including any Property that becomes a Cured Non-Consent Property that is transferred to an Assignee) including all Adverse Environmental Conditions, and also including any such conditions arising out of or relating to any discharge, release, production, storage, treatment or any activities on or in the Properties (including any Property that becomes a Cured Non-Consent Property that is transferred to an Assignee), or the migration or transportation from any other lands to the Properties (including any Property that becomes a Cured Non-Consent Property that is transferred to an Assignee) (specifically excluding transportation and disposal by Sellers from the Properties to offsite locations prior to Closing), whether before, on, or after the Effective Date, of materials or substances that are at present, or become in the future, subject to regulation under Applicable Laws, whether such Applicable Laws now exist or are hereafter enacted, (d) all Plugging and Abandonment obligations or liabilities. Notwithstanding the foregoing, the Assignees’ Liabilities shall not include the Assignor’s Retained Liabilities, and (e) any duties and the obligations described in Sections 8 and 14 herein

“Assignees’ Suspense Accounts” has the meaning given to in Section 8.

“Assignor” has the meaning given to in the Preamble.

“Assignor’s Business” means any business of Assignor, other than the Assignee’s Business.

“Assignor’s Actual Knowledge” means the actual knowledge, without investigation, of B.A. Bill Berilgen (Executive Vice President of Assignor and President of Calpine Fuels Corporation), Charles F. Chambers (Vice President of Calpine Natural Gas L.P.), Art Klavan (Senior Vice President Exploration and Development of Calpine Fuels Corporation), Roxy Blu (Director of Land of Calpine Natural Gas L.P.), Ed Seeman (Director Reservoir Engineering of Calpine Natural Gas L.P.), Denise Bednorz (Controller of Calpine Natural Gas L.P.), or Bert Bates (Director of EH&S of Calpine Natural Gas L.P.).

“Assignor’s Retained Liabilities” has the meaning given it in Section 4.

“Burdens” means royalties (including both lessor royalties and nonparticipating royalty interests), overriding royalties, production payments, and other similar obligations payable out of production.

“Casualty Loss” has the meaning given to it in Section 15.

“CGH” has the meaning given to it in the Preamble.

“Closing” has the meaning given to it in Section 12.

“Closing Date” has the meaning given to it in Section 12.

“Conveyance” has the meaning given to in Section 3.

“Confidential Information” has the meaning given to in Section 10.

“CPR” has the meaning given to it in Section 18.

“Cured Non-Consent Properties” has the meaning given to in Section 5.

“Easements” means Assignor’s non-exclusive rights to the use and occupancy of the surface, including, without limitation, tenements, appurtenances, surface leases, Easements, permits, licenses, franchises, servitudes and rights-of-way in any way appertaining, belonging, affixed or incidental to or used in connection with the ownership or operation of the Leases, whether recorded or unrecorded.

“Effective Date” means 7:00 a.m., CDT on May 1, 2005.

“Employee Matters Agreement” means the Employee and Employee Benefit Matters Agreement to be entered into by and among Assignor, Calpine Administrative Services Company, Inc. and Rosetta.

“Environmental Condition” means any condition existing prior to the Effective Date, and only to the extent in existence on the Effective Date with respect to the air, land, soil, surface, subsurface strata, surface water, ground water, or sediments which causes a Property to be subject to remediation under, or not in compliance with an Environmental Law, a Lease or Material Contract, but excluding the conditions associated with, or included in the definition of, Plugging and Abandonment.

“Environmental Law” means any existing Applicable Law relating to pollution or the protection of the environment, health or safety including laws relating to air, water, land and the generation, storage, treatment, transportation, handling, release or disposal of waste materials including the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Toxic Substance Control Act, and the Occupational Safety and Health Act, but shall not include any Applicable Law associated with Plugging and Abandonment.

“Excluded Properties” has the meaning given to in Section 2.

“Governmental Body” means any federal, state, tribal, county, municipal, or other federal, state or local governmental authority or judicial or regulatory agency, board, body, department, bureau, commission, instrumentality, court, tribunal or quasi-governmental authority in any jurisdiction (domestic or foreign) having jurisdiction over Assignor, the Properties or any Person who is a party to any of the transactions contemplated in this Agreement.

“Hydrocarbons” crude oil, natural gas, casinghead gas, condensate, distillate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons (including carbon dioxide), and all other minerals of every kind and character which may be covered by or included in the Properties.

“Imbalance” means over and under imbalances with respect to gas production or processing attributable to the Properties.

“Indemnified Claims” has the meaning given to in Section 11.

“Indemnitee” has the meaning given to in Section 11.

“Indemnitor” has the meaning given to in Section 11.

“Law Firm” has the meaning given to in Section 11.

“Lawsuit” has the meaning given to in Section 11.

“Lease” has the meaning given it in Section 2.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is require to be accrued on the financial statements of such Person.

“Lien” means any pledge, lien, mortgage, charge, encumbrance, security interest or other adverse claim.

“Loss” means all damages, losses, Liabilities, obligations, payments, amounts paid in settlement, fines, penalties, costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors, as well as experts, and other costs of investigation, preparation and litigation in connection with any pleading, claim, demand or other action) of any kind or nature whatsoever, whether known or unknown, contingent or vested, or matured or unmatured.

“Net Revenue Interest” means the interests of Assignor in and to all production of Hydrocarbons produced, saved, and sold from any Well, described in Exhibit C, after giving effect to all Burdens and Liens, other than Liens to be released in Schedule 1; but excluding that percentage of the net revenue interest for those Wells set forth in column entitled “Non-Consent” on Exhibit C-1.

“Non-Consent Properties” has the meaning given it in Section 5.

“NORM” means naturally occurring radioactive material.

“Oil and Gas Interests” has the meaning given to in the Recitals.

“Party Representative” has the meaning given to in Section 11.

“Permitted Encumbrances” means:

(a)	Burdens if the cumulative effect thereof does not operate to reduce the Net Revenue Interest in a Well described in Exhibit C to less than the amount of the Net Revenue Interest for such Well set forth in Exhibit C or operate to increase Assignor’s Working Interest in a Well described in Exhibit C to more than the Working Interest for such Well set forth in Exhibit C (unless there is a corresponding increase in the Net Revenue Interest);

(b)	Division orders and sales contracts terminable without penalty upon no more than thirty (30) days notice to the purchaser;

(c)	Required third-party consents to assignment and similar agreements with respect to which waivers or consents (i) are obtained from the appropriate parties or (ii) are routinely obtained after transfer pursuant to transactions of this nature, including without limitation all preferential rights to purchase;

(d)	Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, Tax and other similar Liens or charges arising in the ordinary course of business for obligations (i) that are not delinquent or that will be paid and discharged in the ordinary course of business or (ii) if delinquent, that are being contested in good faith in the ordinary course of business;

(e)	All rights to consent by, required notices to, filings with, or other actions by Governmental Body in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

(f)	Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with oil and gas operations to be conducted on any Well or Lease;

(g)	All (i) operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Properties that are contained in Assignor’s files or (ii) compulsory or commissioner’s pooling or units; provided that the effect of any such documents will not reduce the Assignor’s interest with respect to oil and gas produced from any Well below the Net Revenue Interest set forth in Exhibit C, or increase Assignor’s Working Interest in such Well to more than the Working Interest set forth in Exhibit C for such Well (unless there is a corresponding increase in the Net Revenue Interest);

(h)	Conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

(i)	All rights reserved to or vested in any Governmental Body to control or regulate any of the Properties in any manner, and all Applicable Laws;

(j)	The terms and conditions of the Leases, and of all agreements that are contained in Assignor’s files or that are recorded in the public records of the appropriate jurisdiction and which do not reduce the Assignor’s interest with respect to oil and gas produced from any Well to less than the amount of the Net Revenue Interest set forth in Exhibit C for such Well or increase the Assignor’s Working Interest in such Well to more than the Working Interest set forth in Exhibit C for such Well (unless there is a corresponding increase in the Net Revenue Interest);

(k)	All other Liens, contracts, agreements, instruments, obligations, defects and irregularities affecting the Properties which individually or in the aggregate are not such as to interfere materially with the operation, value or use of any of the Properties, could not reasonably be expected to prevent or delay Assignees from receiving the proceeds of production from any Well and which do not reduce the Assignor’s interest with respect to Hydrocarbons produced from any Well below the Net Revenue Interest set forth in Exhibit C for such Well or increase the Assignor’s Working Interest in such Well to more than the Working Interest set forth in Exhibit C for such Well (unless there is a corresponding increase in the Net Revenue Interest); and

(l)	All Liens as set forth on Schedule 1 which will be released or terminated concurrently with the transfers contemplated herein.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any Governmental Body.

“Plugging and Abandonment” means all plugging, replugging, abandonment, removal, disposal or restoration associated with the Properties, including all plugging and abandonment, removal, surface restoration, site clearance and disposal of the wells, structures and personal property located on or associated with the Properties, the removal or capping and burying of all associated flowlines, the restoration of the surface in accordance with Applicable Laws or the terms and conditions of the applicable Leases, site clearance, as required by Applicable Laws, and any disposal of related waste materials, including NORM and asbestos, and shall include such Wells, structures, and personal property associated with any of the Properties, whether drilled or placed on a Lease prior to, at, or after the Effective Date.

“Preferential Right Properties” has the meaning given it in Section 5.

“Privilege” has the meaning given to in Section 11.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Properties” has the meaning given it in Section 2.

“Purchase and Sale Agreement” means that certain that certain Purchase and Sale Agreement to be entered into by and among Calpine Gas Holdings LLC, a Delaware limited liability company, Calpine Fuels Corporation, a California corporation, Assignor, and Rosetta.

“Records” means all of Assignor’s lease files, abstracts and title opinions, division order files, production records, well files, accounting records (but not including general financial accounting or tax accounting records), and other similar files and records which directly relate to the Properties, including geological and geophysical data other than those which Assignor considers to be proprietary or confidential to it or which Assignor cannot provide to Assignee without, in its opinion, breaching, or incurring a material risk of a breach of, agreements with other parties, or waiving, or incurring a material risk of waiving, legal privilege.

“Remediation” or “Remediate” means affirmative actions or remedial work taken to remove or otherwise remedy an Environmental Condition, including any survey, site assessment, audit, investigation, inspection, sampling, analysis, removal, excavation, pump and treat, cleanup, disposal, storage, handling or treatment, excluding those actions associated with Plugging and Abandonment.

“Rosetta” means Rosetta Resources Inc., a Delaware corporation.

“Rules” has the meaning given to it in Section 18.

“Taxes” means any and all fees (including, without limitation, documentation, license, recording, filing and registration fees), taxes (including without limitation, income, production, gross receipts, ad valorem, value added, windfall profit tax, environmental tax, turnover, sales, use, personal property (tangible and intangible), stamp, leasing, lease, user, leasing use, excise, franchise, transfer, heating value, fuel, excess profits, occupational, interest equalization, lifting, oil, gas, or mineral production or severance, and other taxes), levies, imposts, duties, charges or withholdings of any nature whatsoever, imposed by any Governmental Body or taxing authority thereof, domestic or foreign, together with any and all penalties, fines, additions to tax and interest thereon, whether or not such tax shall be existing or hereafter adopted.

“Third Party” means a Person other than a Party or an Affiliate of a Party.

“Transition Services Agreement” means that certain Transition Services Agreement to be entered into by and among Calpine Corporation, Calpine Fuels Corporation, a California corporation, Rosetta Resources Texas LP, a Delaware limited partnership, Rosetta Resources California, LLC, a Delaware limited liability company, Rosetta Resources Offshore, LLC, a Delaware limited liability company, Rosetta Resources Rockies, LLC, a Delaware limited liability company, Rosetta and Calpine Natural Gas L.P., a Delaware limited partnership.

“Wells” has the meaning given it in Section 2.

“Working Interest” means with respect to the Wells set forth in Exhibit C, the interest of the Assignor therein, without regard to any valid Burdens or Liens which is burdened with the obligation to bear and pay costs of operations; but excluding that percentage of the working interest for those Wells set forth in column entitled “Non-Consent” on Exhibit C-1.

Section 2. Assignment of Properties.

(a) Properties. Subject to the exceptions, reservations, terms and conditions herein contained (including, without limitation, the retention and reservation by Assignor of the Excluded Properties), at the Closing Assignor shall transfer, assign, and deliver unto each Assignee, its successors and assignees, effective as of the Effective Date, all of Assignor’s rights, titles, interests in the real and personal property, rights, titles, interests and estates described in this Section 2 (collectively called the “Properties”) that are specifically listed next to such Assignee’s name in Exhibit A:

(i) the oil, gas and other mineral leases and mineral fee, wellbore interests and other interests and estates and the lands and premises covered or affected thereby which are described on Exhibit B (collectively, called the “Leases” and individually called a “Lease”) or which Leases are otherwise referred to herein, and specifically, including without limitation, the Net Revenue Interests and Working Interests which are set forth in Exhibit C;

(ii) (a) the properties pooled or unitized with any of the Leases; (b) all unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Governmental Body having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on attached Exhibit B; (c) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements which relate to the Leases or interests in the Leases described or referred to herein or on attached Exhibit B or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons from or attributable to such Leases or interests, including without limitation the contracts described on Exhibit I; and (d) the Leases described on Exhibit B and covered by each Conveyance although Assignor’s interests therein be incorrectly described or a description of a part or all of such Leases or Assignor’s interest therein be omitted; it being intended by Assignor to cover and affect hereby all interests which Assignor owns in and to the Leases notwithstanding that the interests as set forth on Exhibit B may be limited to particular lands, specified depths or particular types of property interests;

(iii) all Hydrocarbons which may be produced and saved from or attributable to the Leases and/or the lands pooled or unitized therewith, including all saleable oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases and the lands pooled or unitized therewith;

(iv) all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, rights, titles, interests and estates described or referred to in paragraphs (a) and (b) above, including without limitation any and all property, real or personal, situated upon, used or held for use in connection with the operating, working or development of any of such Leases and/or the lands pooled or unitized therewith including any and all oil wells, gas wells, injection wells or other wells (collectively, such Wells are referred to herein as “Wells” and are more fully described on Exhibit C, but excluding percentage of the net revenue and working interest for those Wells in the column entitled “Non-Consent”), facilities, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering systems (including the gathering system described on Exhibit C-2 for California purposes only), field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing tubing and rods, surface leases, rights-of-way, Easements, servitudes, licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(v) interests of every nature in and to (i) the Leases and other rights, titles, interests and estates described above and every part and parcel thereof, including such rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances to which any of the Leases and/or other rights, titles, interests and estates are subject, or otherwise; (ii) any and all renewals and extensions of any of the Leases and/or other rights, titles, interests or estates; and (iii) all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above;

(vi) all improvements, tools, parts and equipment used in connection with all or any part of the Property described in this or any other clause of this Section;

(vii) to the extent transferable without material restriction or payment of transfer or license fee, all Records, except for those expressly excluded by Assignor; and

(viii) Imbalances.

(b) Excluded Properties. The Properties do not include, and Assignor does hereby EXCEPT and EXCLUDE therefrom and does hereby RETAIN and RESERVE unto Assignor, its successors and assigns:

(i) all (i) trade credits, accounts receivable, notes receivables and other receivables attributable to the interests of Assignor or its Affiliates in the Properties with respect to any period of time prior to the Effective Date and (ii) deposits, cash, checks in process of collection, cash equivalents and funds attributable to the interests of Assignor or its Affiliates in the Properties with respect to any period of time prior to the Effective Date;

(ii) all claims and causes of action of Assignor or its Affiliates (i) arising from acts, omissions or events, or damage to or destruction of property occurring prior to the Effective Date to the extent related to any of Assignor’s Retained Liabilities or any of indemnification obligations of Assignor under this Agreement or (ii) affecting any of the Excluded Properties;

(iii) subject to the provisions of Section 28, all Hydrocarbons produced from or attributable to the Properties with respect to all periods prior to the Effective Date;

(iv) all claims of Assignor or any of its Affiliates for refunds of or loss carry forwards with respect to (i) Taxes attributable to any period prior to the Closing Date; (ii) Taxes attributable to any of the Excluded Properties; or (iii) any Tax credits accruing to the Properties prior to the Closing Date;

(v) all amounts due or payable to Assignor or its Affiliates as adjustments or refunds under any contracts affecting the Properties, with respect to any period prior to the Effective Date including, without limitation, amounts recoverable from audits under operating agreements;

(vi) all amounts due or payable to Assignor or its Affiliates as adjustments to insurance premiums related to the Properties with respect to any period prior to the Effective Date;

(vii) all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to (i) the Properties prior to the Effective Date; or (ii) any of the Excluded Properties;

(viii) all geological or geophysical information and data of Assignor or its Affiliates, whether proprietary to such Persons or licensed from Third Parties, but only to the extent that the transfer thereof is prohibited by law or third-party agreement and the necessary consents to transfer are not obtained before Closing;

(ix) the non-exclusive right reserved unto the Assignor and its Affiliates to use the Easements;

(x) all the intellectual property of Assignor or its Affiliates, including but not limited to computer software, patents, trade secrets, copyrights, names, marks, and logos related to the Assignor’s Business;

(xi) all rights of ingress, egress and surface use retained by Assignor or its Affiliates in connection with its ownership and operation of CPN Pipeline Company and its assets;

(xii) originals of all files relating to Assignor’s Retained Liabilities, Proceedings set forth on Schedule 4(b) and copies (but not the originals) of all files described in Section 13);

(xiii) all of Assignor’s rights, titles, interests and estates in and to (x) the percentage of Non-Consent Properties and related Wells described in Exhibit B-1 and C-1 and (y) to the extent the same are situated upon, used or held for use in connection with the Non-Consent Properties and related Wells, the properties, rights, titles, interests and estates of Assignor’s described or referred to in Section 2(a)(i) through (viii) above, but only until such time as such Non-Consent Properties are transferred to Assignees.

These excluded properties are collectively referred to as the “Excluded Properties”.

Section 3. Acceptance of Properties and Assumption of Continuing Rights and Obligations. At Closing, upon Assignees’ execution and delivery of the Conveyances from Assignor to the respective Assignees in the form of Exhibit G and the Assignment of Contracts from Assignor to the respective Assignees in the form of Exhibit J (the Conveyance and the Assignment are collectively called the

“Conveyances” and individually a “Conveyance”), Assignees shall accept assignment of the Properties pursuant to Section 2 above and shall severally assume all of the rights, benefits, duties, and obligations, as described in Section 4 hereof, with respect to the applicable Properties conveyed to each of them respectively; provided, however, that the Assignor’s Retained Liabilities (as defined below) shall remain the sole responsibility of Assignor.

Section 4. Liabilities Relating to the Properties. Assignor and each Assignee hereby agree that upon Assignor’s execution of a Conveyance such Assignee shall be deemed to have, and shall, severally assume all of the Liabilities associated with the Properties assigned to such Assignee as follows:

(a) Assumed Liabilities. Except to the extent of Assignor’s Retained Liabilities, effective on the Closing Date, all of the Assignees shall jointly and severally assume and agree to fully and timely pay, perform, and discharge in accordance with their terms, all the Assignees’ Liabilities.

(b) Assignor’s Retained Liabilities. Assignor shall retain all the following Liabilities relating to the Properties (the “Assignor’s Retained Liabilities”) and the Assignor’s Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Assignor:

(i) any Liability for additional payments of severance taxes, royalties, overriding royalties or other similar Burdens relating to the sales to Assignor or any of its Affiliates of Hydrocarbons produced from the Properties prior to the Closing Date;

(ii) any Liabilities expressly retained by Assignor or any of its Affiliates pursuant to the Employee Matters Agreement;

(iii) any Liability for Taxes of Assignor, or any of its Affiliates (i) attributable to all taxable periods ending on or before the Closing Date, (ii) for the portion of any taxable period that includes but does not end on the Closing Date, or (iii) that may be imposed on any Assignee under section 1.1502-6 of the Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended or any analogous provision of state or local law or regulation as a result of the affiliation of such Assignee or its Affiliates with Assignor; and

(iv) any Liability arising out of any Proceeding set forth on Schedule 4(b).

(c) Release and Indemnification.

(i) Each Assignee hereby covenants not to sue and further releases the Assignor and the Assignor’s Affiliates, directors, officers, employees, stockholders, partners, and agents from and waives on behalf of such Assignee, and on behalf of its successors and assigns, all rights under this Agreement or any Exhibits related thereto to pursue and to recover any and all Losses, except for any Losses arising from or relating to the special warranty of title contained in the Conveyance as set forth in Exhibit C, from Assignor and Assignor’s Affiliates, directors, officers, employees, stockholders, partners and agents, including Losses arising out of or related to Assignor’s Retained Liabilities.

(ii) Assignor hereby covenants not to sue and further releases the Assignees and their Affiliates, directors, officers, employees, stockholders, partners, and agents from and waives on its behalf, and on behalf of its successors and assigns, all rights under this Agreement or any Exhibits related thereto to pursue and to recover any and all Losses, including Losses arising out of or related to Assignees’ Liabilities.

(d) Acknowledgement. Assignor and each Assignee acknowledge that they have been advised by their legal counsel and they are familiar with the provisions of California Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH DEBTOR.”

EACH ASSIGNEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

Assignees’ Initials	Assignor’s Initials

_______________	_______________

_______________

_______________

_______________

(e) Limitations of Warranties. Notwithstanding anything to the contrary herein, each Assignee understands that the Properties shall be conveyed to and shall be held by Assignees without recourse, covenant, or warranty of any kind, express, implied, or statutory from Assignor, and that Assignor shall not provide any warranty to any Assignee with respect to the Properties except to the extent of (i) Assignor’s Retained Liabilities and (ii) that special warranty of title Conveyance as set forth in Exhibit G, subject to the Permitted Encumbrances.

WITHOUT LIMITATION OF THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT TO THE EXTENT OF ASSIGNOR’S RETAINED LIABILITIES, THE PROPERTIES SHALL BE CONVEYED AS-IS, WHERE-IS AND WITH ALL FAULTS AND ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY OF (A) MERCHANTABILITY, (B) FITNESS FOR A PARTICULAR PURPOSE, (C) CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND (D) FREEDOM FROM REDHIBITORY VICES OR DEFECTS. ASSIGNOR ALSO EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE PROPERTIES BASED THEREON OR THE CONDITION OR STATE OF REPAIR OF ANY OF THE PROPERTIES. THIS DISCLAIMER AND DENIAL OF WARRANTY ALSO EXTENDS TO THE EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES ANY ASSIGNEE IS OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF HYDROCARBONS FROM THE PROPERTIES, IT BEING UNDERSTOOD THAT ALL RESERVE, PRICE AND VALUE ESTIMATES UPON WHICH ANY ASSIGNEE HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL EVALUATION OF SUCH ASSIGNEE. EACH ASSIGNEE HEREIN WAIVES ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF THE INFORMATION, REPORTS, PROJECTIONS, MATERIALS, RECORDS, AND DATA NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO SUCH ASSIGNEE IN CONNECTION WITH THE PROPERTIES OR THIS AGREEMENT (INCLUDING ANY DESCRIPTION OF THE PROPERTIES, WORKING INTERESTS OR NET REVENUE INTERESTS, QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY), PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, PRICING ASSUMPTIONS, ABILITY OR POTENTIAL FOR PRODUCTION OF HYDROCARBONS FROM THE LEASES, ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN ANY OTHER MATERIAL FURNISHED OR MADE AVAILABLE TO SUCH ASSIGNEE BY ASSIGNOR OR BY ITS AGENTS OR REPRESENTATIVES). ANY AND ALL SUCH INFORMATION, REPORTS, PROJECTIONS, MATERIALS, RECORDS, AND DATA NOW, HERETOFORE OR HEREAFTER FURNISHED BY ASSIGNOR IS PROVIDED AS A CONVENIENCE ONLY AND ANY RELIANCE ON OR USE OF SAME IS AT EACH ASSIGNEE’S SOLE RISK. WITH RESPECT TO THE EASEMENTS, ASSIGNOR EXPRESSLY DISCLAIMS, AND EACH ASSIGNEE HEREBY WAIVES (BUT WITHOUT PREJUDICE EACH ASSIGNEE’S RIGHTS TO ENFORCE ANY SPECIAL WARRANTY OF TITLE WITH RESPECT THERETO TO BE CONTAINED IN EACH CONVEYANCE), ANY WARRANTIES AND REPRESENTATIONS THAT

ASSIGNOR OWNS THE EASEMENTS, ASSIGNOR DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS THAT SUCH EASEMENTS ARE IN FORCE AND EFFECT; THAT THEY MAY BE ASSIGNED; THAT THEY ARE CONTIGUOUS; THAT THE PIPELINES LIE WITHIN THE EASEMENTS, OR THAT THEY GRANT THE RIGHT TO LAY, MAINTAIN, REPAIR, REPLACE, OPERATE, CONSTRUCT, OR REMOVE ANY PIPELINES. If necessary, Assignees shall secure their own rights and permits to operate and maintain any pipelines or Facilities comprising a portion of the Properties on the land of others at its own expense. Subject to the provisions of Section 5, if any consents or approvals of third parties, including any Governmental Body, are required to assign the surface leases, Easements, rights-of-way, permits, or other agreements with respect to the pipelines or facilities and are not secured prior to transfer, Assignees shall secure any necessary consents to assign and approvals at its own expense; provided, however, that Assignor shall provide such assistance to Assignees to secure the consents and approvals as may reasonably be required. THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. EACH ASSIGNEE ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

Section 5. Preferential Rights and Third Party Consents.

(a) In connection with the transfers of certain of the Properties to the Assignees, the Parties have requested (in accordance with the documents creating such rights and/or requirements) all consents to assignment (or waivers to such consents) that, to the Assignor’s Actual Knowledge, are necessary in order for Assignor to consummate the transfer of the Properties to the Assignees pursuant to this Agreement. The Parties agree to use reasonable commercial efforts to obtain such waivers and consents (but the Parties shall have no obligation to assure that such waivers or consents are obtained). On or before the transfer, the Parties will, or will cause the appropriate entity to, give notice to all Persons who hold preferential rights to purchase any of the Properties in accordance with the documents creating such rights and/or requirements.

(b) Notwithstanding that the Parties may not be able to obtain waivers of the preferential rights to purchase or consents to assignment which are necessary in order to convey the Properties to the Assignees, the Parties shall proceed with the transactions contemplated herein. At Closing in accordance with this Agreement, Assignor will (i) convey to the Assignees the Properties, including any Properties that are subject to preferential rights to purchase (“Preferential Right Properties”), and (ii) retain all Properties that are subject to consents that are not received before the Closing described on Exhibit B-1 and any related Wells described on set forth Exhibit C-1 (“Non-Consent Properties”). The Preferential Right Properties will be transferred to the Assignees subject to the applicable preferential rights to purchase.

(c) From and after the Closing Date, Assignor bvgshall continue to hold title to the Non-Consent Properties subject to the provision of this Section 5.

Assignees, directly or indirectly through one of their Affiliates (for the purposes of this Section 5, Assignees shall also include such Affiliates following the Closing Date) shall manage, market and operate the Non-Consent Properties pursuant to the applicable provisions of the Transition Services Agreement. Assignees, with the cooperation of Assignor, shall continue for a six (6) month period immediately following the Closing Date to use reasonable commercial efforts to obtain any waivers of the preferential rights relating to the Preferential Right Properties and consents to the assignment of the Non-Consent Properties, provided that Assignor shall have no obligation to pay any amount to obtain such consent or waivers.

(d) At Closing, with respect to any of the Wells or units that constitute Non-Consent Properties which are less than the entire interest of Assignor being conveyed, the Parties shall execute a joint operating agreement in the form attached as Exhibit K (“JOA”), if no such other joint operating agreement is applicable thereto, covering such Non-Consent Property and the Property from which such Non-Consent Property is a part of.

(e) If during the six (6) month period after the Closing Date, Assignees are able to obtain consents to transfer any Non-Consent Properties (such Properties are referred to herein as the “Cured Non-Consent Properties”), then such Properties shall be transferred to Assignees in accordance with the provisions of this Section 5. Promptly, after obtaining all required consents or releases, at the end of each month during such six (6) month period after the Closing Date, Assignor shall transfer or cause to be transferred to Assignees, and Assignees shall accept from the transferring party, any Cured Non-Consent Properties for which the consent to assign was obtained during the preceding month. The transfer of the Cured Non-Consent Properties shall be on the same terms and subject to the provisions of this Agreement and the Conveyances made under this Agreement on the Closing Date. Any Non-Consent Properties for which consents have not been obtained during the six (6) month period after the Closing Date shall remain the property of Assignor and shall no longer be subject to this Agreement.

If any rights to purchase any of Preferential Right Properties are exercised and consummated following the date hereof, Assignees shall be entitled to retain all of the amounts paid therefor and shall have all obligations and Liability relating to the transfer thereof to the purchasing party.

Section 6. Governmental Bonds. Attached hereto as Exhibit F is a list of all bonds placed by Assignor and Calpine Natural Gas L.P. with a Governmental Body for the ownership and operation of the Properties. On or prior to the Closing Date, each Assignee shall deliver to Assignor evidence reasonably satisfactory to Assignor that such Assignee has posted bonds or other security with each applicable Governmental Body to own and, where appropriate, operate the Properties in accordance with the requirements of such Governmental Body. Assignees shall cooperate with Assignor and use reasonable commercial efforts to obtain the release of any bonds placed by Assignor, so Assignor is able to recover any and all collateral or other pledges which secured such bond. Where such bonds or other security are placed in the name of Calpine Natural Gas L.P. and will not be replaced at Closing, Assignees agree that Assignor shall be paid in the aggregate amount of such bonds or other security to the extent that Assignor or Calpine Natural Gas L.P. has paid any amounts in connection therewith and each Assignee shall severally indemnify, defend and hold harmless Assignor, and Assignor’s Affiliates for any Liabilities assessed against any bonds or other security listed on Exhibit F or for the taking or conversion thereof, that occurs on or after the Closing Date with respect to the bonds on the Properties transferred to it.

Section 7. Presence of Wastes, NORM, Hazardous Substances and Asbestos. EACH ASSIGNEE ACKNOWLEDGES THAT THE PROPERTIES HAVE BEEN USED TO EXPLORE FOR, DEVELOP AND PRODUCE HYDROCARBONS, AND THAT SPILLS OF WASTES, CRUDE OIL, PRODUCED WATER, HAZARDOUS SUBSTANCES AND OTHER MATERIALS MAY HAVE OCCURRED THEREON. ADDITIONALLY, THE PROPERTIES, INCLUDING PRODUCTION EQUIPMENT, MAY CONTAIN ASBESTOS, HAZARDOUS SUBSTANCES OR NORM. NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS AND EQUIPMENT AS SCALE OR IN OTHER FORMS, AND NORM-CONTAINING MATERIAL MAY HAVE BEEN BURIED OR OTHERWISE DISPOSED OF ON THE PROPERTIES. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THE PROPERTIES BY REASON THEREOF. SPECIAL PROCEDURES MAY BE REQUIRED FOR REMEDIATION, REMOVING, TRANSPORTING AND DISPOSING OF ASBESTOS, NORM, HAZARDOUS SUBSTANCES AND OTHER MATERIALS FROM THE PROPERTY. With respect to the Properties transferred to Assignees hereunder on the Closing Date and all Properties that may be subsequently transferred to Assignees pursuant to Section 5, each Assignee assumes all Liability for the assessment, Remediation, removal, transportation and disposal of these materials and associated activities in accordance with the Applicable Law with respect to the Properties transferred to it. Each Assignee understands that the Properties are being conveyed to them on an “as is, where is” basis, and each Assignee waives all claims against Assignor for the condition of the Properties, including Adverse Environmental Condition relating to the Properties. The obligations of the Assignees under this Section 7 shall survive the Closing and delivery of the Conveyances.

Section 8. Suspense Funds Held by Assignor. ASSIGNOR HAS PREVIOUSLY PROVIDED TO ASSIGNEES A LIST OF ALL PROCEEDS FROM PRODUCTION ATTRIBUTABLE TO THE PROPERTIES THAT ARE CURRENTLY HELD IN SUSPENSE WHICH ARE OWING TO THIRD PARTY OWNERS OF ROYALTY, OVERRIDING ROYALTY, WORKING OR OTHER INTERESTS IN RESPECT TO PAST PRODUCTION OF OIL, GAS OR OTHER HYDROCARBONS ATTRIBUTABLE TO THE PROPERTIES, AS OF THE DATE HEREOF, ASSIGNEES SHALL HAVE CONTROL OF ALL SUCH SUSPENDED PROCEEDS (“ASSIGNEES’ SUSPENSE ACCOUNTS”). AFTER THE DATE HEREOF, ASSIGNEES SHALL ADMINISTER ALL SUCH ACCOUNTS AND ASSUME ALL PAYMENT OBLIGATIONS RELATING TO THE SUSPENSE FUNDS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS, AND SHALL BE LIABLE FOR THE PAYMENT THEREOF TO THE PROPER PARTIES. The obligations of the Assignees under this Section shall be “Assignees’ Liabilities”.

Section 9. Further Assurances. Assignor hereby covenant and agree with each Assignee, its successors and assigns, that from time to time after the delivery of this Agreement, at such Assignee’s request and without further consideration, Assignor will execute, acknowledge and deliver to such Assignee such other and further instruments of transfer, assignment, and conveyance and all such notices, releases, acquittance, and other documents and will do or cause to be done all and every such further act as may be necessary to transfer, assign and convey to and vest in such Assignee all and singular the Properties hereby contributed, conveyed, transferred, assigned, and delivered to such Assignee or intended so to be. Assignees hereby covenant and agree with Assignor, its successors and assigns, that if any Excluded Property, including any Non-Consent Property, was inadvertently conveyed to any Assignee, at Assignor’s request and without further consideration, such Assignee will execute, acknowledge and deliver to Assignor an instrument of transfer, assignment, and conveyance and all such notices, releases, acquittance, and other documents and will do or cause to be done all and every further acts as may be necessary to transfer, assign and convey to and vest in Assignor the Excluded Property including any Non-Consent Property.

Section 10. Confidentiality. The Parties shall hold and shall each cause their respective Affiliates, officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein); provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information or (ii) to the extent any of the Parties is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law. Notwithstanding the foregoing, if any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, each of the Parties shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which the Parties will cooperate in seeking to obtain. If such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall furnish, or shall cause the other Parties to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 10, “Confidential Information” means all proprietary, technical or operational information, data or material of one Party that, prior to or following the date of this Agreement, has been disclosed by one Party to another, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of this Agreement (except to the extent that such Confidential Information can be shown to have been (a) in the public domain through no fault of such Party or (b) later lawfully acquired from other sources by the Party to which it was furnished; provided, however, in the case of (b) that, to the knowledge of such Party, such sources did not provide such Information in breach of any confidentiality obligations). Notwithstanding anything to the contrary set forth herein, the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information.

Section 11. Preservation of Legal Privileges. The Parties recognize that the members of their respective groups possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection (“Privilege”). Each Party recognizes that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain and use for its own benefit all such information and advice, but both Parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other Party’s interest. To that end no Party will knowingly waive or compromise any Privilege associated with such information and advice without the consent of the other Parties. If privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the Parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any Party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

Without limitation of the rights of the Parties under Section 4, the provisions of Exhibit H shall apply to any claims (“Indemnified Claims”), whether presently or hereafter asserted, for which any Party or Parties (collectively, the “Indemnitor”) is obligated to indemnify another Party or Parties (collectively, the “Indemnitee”). For purposes of the application of the provisions of Exhibit H to the Indemnified Claims, (a) Claims as used therein, shall mean Indemnified Claims as defined in this Section 11, (b) “Indemnitor” as used therein, shall mean Indemnitor as defined in this Section 11, (c) “Indemnitee”, as used therein, shall mean Indemnitee as defined in this Section 11, (d) “Lawsuit” as used therein shall mean the Proceeding in which the Indemnified Claims are asserted, (e) “Party Representative” as used therein shall mean John King as to Assignor and B. A. (Bill) Berligen as to each Assignee, or such other person as either Party shall designate from time to time as its representative by written notice to the other Party, (e) “Effective Date,” as used therein, shall mean the Effective Date of this Agreement and (f) “Law firm” shall mean the reputable attorneys selected and retained by Indemnitor to defend the Indemnified Claims. If a lawsuit or other Proceeding is hereafter filed or instituted in which an Indemnified Claim is asserted against a Party, Indemnitor and Indemnitee shall, at the request of either, promptly execute a separate Joint Defense Agreement, which is substantially in the form of Exhibit H, to memorialize the application of this Section to such Indemnified Claim and lawsuit.

Section 12. Closing.

(a) The Closing The closing and transfer of Properties pursuant to this Agreement (“Closing”) shall be held at the offices of Thompson & Knight LLP, 333 Clay St., Suite 3300, Houston, Texas at 10:00 a.m. on July 7, 2005 or such date as may be mutually agreed by the Parties (the “Closing Date”).

(b) Closing Deliveries. At Closing the following events shall occur, each event under the control of a Party hereto being a condition precedent to the events under the control of the other Party, and each event being deemed to have occurred simultaneously with the other events:Assignor shall execute, acknowledge, and deliver to each Assignee, and each Assignee shall accept by execution thereof, the Conveyance and any necessary state and Federal transfer and related forms as required or necessary to complete the transactions contemplated hereby; and

(c) Turn Over Possession. Assignor shall, to the extent Assignor can do so, turn over possession of the Properties conveyed at Closing.

Section 13. Transfer of Records. Within thirty (30) days after the Effective Date, Assignor shall deliver to Assignees, at Assignees’ address, or at such other place as any of same may be kept, the originals of all Records except that Assignor may retain (a) the originals of all Records which are related to the Excluded Properties, in which case such Assignor shall deliver duplicate copies of any such retained originals to Assignee; and (b) the originals of all accounting Records, in which case such Assignor shall deliver duplicate copies of any such retained originals which relate to the Properties to Assignee; provided that Assignor shall deliver the originals of all Records relating to Cured Non-Consent Properties when such properties are transferred to Buyer in accordance with Section 5. For a period of four (4) years after the Effective Date, Assignees will retain the Records delivered to them pursuant hereto and will make such Records available to Assignor upon reasonable notice at Assignees’ headquarters at reasonable times and during office hours. Without limiting the generality of the foregoing, Assignees shall retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax returns, supporting workpapers, and other books and records or information which may be relevant to such returns for all Tax periods or portions thereof ending before or including the Effective Date, and shall not destroy or dispose of such records or information without first providing the other party with a reasonable opportunity to review and copy the same. Assignees shall notify Assignor in writing within thirty (30) days of the sale to a Third Party of all or any part of the Properties which involves the transfer of any of the Records of the name and address of the assignee(s) in any such sale. Assignor shall require as part of any such sales transaction that such Third Party assume the obligations imposed on Assignor in this Section 13.

Section 14. Laws and Regulations. From and after Closing, each Assignee shall assume all of the Liabilities with regard to Plugging and Abandonment affecting the Properties transferred to it, and shall severally indemnify and hold harmless Assignor with respect to any and all of those Liabilities.

Section 15. Casualty Loss. If, after the Effective Date and prior to the conveyance of any Cured Non-Consent Properties any material portion of the Cured Non-Consent Properties transferred to the Assignees shall be substantially damaged or destroyed by fire or other casualty, or if any material portion of such Properties shall be taken by condemnation or the exercise of eminent domain (in either case, a “Casualty Loss”), Assignees shall be entitled to any applicable insurance proceeds, claims against third parties, or condemnation awards.

Section 16. Insurance. After the Effective Date and prior to the Closing Date, and subject to Section 5(e), from the Closing Date until such time as the Non-Consent Properties become Cured Non-Consent Properties and are conveyed to an Assignee, Assignor will maintain Comprehensive or Commercial General Liability Insurance with respect to the such Properties, and will pay or cause to be paid all costs and expenses due to be paid in connection therewith. Such insurance shall cover bodily injuries (including death) sustained on or in connection with the Properties. At Closing, or at such time thereafter the Cured Non-Consent Properties are conveyed, Assignor shall assign to the extent allowable by the insurance policy, any coverage or insurance right relating to Properties which arose after the Effective Date but before the Closing Date, or the date when the Cured Non-Consent Properties are conveyed, or any proceeds from insurance relating to the same.

Section 17. Assignees’ Risk of Loss. Except as specifically provided in Section 15 with respect to any Casualty Loss, from and after the Effective Date Assignees shall assume all risk of loss with respect to any change in the condition of any Property that becomes a Cured Non-Consent Property transferred to the Assignees, retroactive to the Effective Date, and Assignor shall have no liability, as operator of such Cured Non-Consent Property or otherwise, for losses or damages sustained with respect to the condition of such Properties or their ability to produce Hydrocarbons.

Section 18. Arbitration. The Parties expressly agree that, except as elsewhere provided in this Agreement, any and all disputes or claims by any Party arising from or related to this Agreement that cannot be amicably settled shall be determined solely and exclusively by arbitration in accordance with the CPR Institute for Dispute Resolution (“CPR”) Rules for Non-Administered Arbitration (“Rules”) or any successor thereof when not in conflict with such Rules.

Disputes arising hereunder that are not resolved within five (5) business days shall be referred to each Party Representative (or other designated senior representatives of the Parties). If the Party Representatives are unable to solve the dispute within twenty (20) days after initial referral, the dispute may be submitted by request of either Party to binding arbitration. Arbitration shall take place at an appointed time and place in Houston, Texas. Assignor and Assignees shall each select one impartial arbitrator, and the two arbitrators so designated shall select a third impartial arbitrator. If any Party shall fail to designate an arbitrator within fourteen (14) days after arbitration is requested, or if the two arbitrators shall fail to select a third arbitrator within thirty (30) days after arbitration is requested, then an arbitrator shall be selected by CPR. Judgment upon an award of the majority of the arbitrators shall be binding, it being understood and agreed that in no event may the arbitrators award punitive damages. Discovery shall be made pursuant to the Rules and completed within one hundred and twenty (120) days of selection of the third arbitrator. Final hearing on the matter shall be had within one hundred sixty-five (165) days of the selection of the third arbitrator and a final decision (which may include the award of attorney’s fees and costs) with a written opinion stating the reasons therefor shall be rendered within two hundred ten (210) days of said date. Should any time deadlines in this Section 18 conflict with those set forth in the Rules, the deadlines in Section 18 shall take precedence, to the greatest extent possible. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, shall be enforceable against any Party in any court of competent jurisdiction, and Assignees and Assignor will abide by and comply with such decision. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the Parties hereto.

The arbitration process shall be kept confidential and such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible in any legal proceeding for any purpose, except to the extent reasonably necessary to enforce the final decision of the arbitrators.

Section 19. Notice. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by certified mail, postage prepaid and return receipt requested or by telecopier as follows:

Assignor:	Calpine Corporation
50 West San Fernando, Suite 500
San Jose, California 95113
	Attention:	John King, Senior Vice President-International
	Telephone:	(408) 794-2608
	Telecopier:	(408) 294-1740

CPN Pipeline Company
50 West San Fernando, Suite 500
San Jose, California 95113
	Attention:	General Counsel
	Telephone:	(408) 995-5115
	Telecopier:	(408) 975-4648

with a copy (which shall not constitute notice) to:

Calpine Corporation
50 West San Fernando, Suite 500
San Jose, California 95113
	Attention:	Lisa Bodensteiner and Nancy Murray
	Telephone:	(408) 792-1120
	Telecopier:	(408) 995-0505

Calpine Corporation
	Attention:	Nanette Crawford
717 Texas, Suite 1000
Houston, Texas 77002
	Telephone:	(713) 830-2085
	Telecopier:	(713) 830-8751

Assignee:	c/o Rosetta Resources Inc.
717 Texas, Suite 2800
Houston, Texas 77002
	Attention:	B.A. (Bill) Berilgen
	Telephone:	(713) 335-2400
	Telecopier:	(713) 651-3056

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP
333 Clay St., Suite 3300
Houston, Texas 77002
	Attention:	Dallas Parker, Esq.
	Telephone:	(713) 951-5800
	Telecopier:	(832) 397-8110

or to such other place within the United State of America as a Party may designate for itself as to itself by written notice to the other. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notices given by telecopier shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next Business Day after receipt if received after the recipient’s normal business hours. All notices by telecopier shall be confirmed in writing on the day of transmission by either mailing by postage prepaid certified mail with return receipt requested, or by personal delivery.

Section 20. Governing Law. This Agreement and the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles thereof.

Section 21. Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated herein. There are no Third Party beneficiaries having rights under or with respect to this Agreement.

Section 22. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding the preceding sentence, neither party shall assign this Agreement or its rights hereunder without the other party’s prior written consent, which shall not be unreasonably withheld.

Section 23. Amendment; Waiver. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Assignor and each Assignee. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 24. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, however, that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a court of competent jurisdiction, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the court of competent jurisdiction, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 25. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 26. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any Applicable Law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. References herein to any Section or Article shall be references to a Section or Article of this Agreement unless the context clearly requires otherwise.

Section 27. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. No one counterpart need be signed by all parties.

Section 28. Imbalances. The Properties acquired by Assignees at Closing will be transferred specifically subject to Imbalances. Assignees shall bear and assume all obligations with respect to any overproduction accounts or Liabilities associated with the Properties and shall receive the benefit of and being credited with any underproduction account or credit existing as of the Effective Date with respect to the Properties. To the Parties’ knowledge all Imbalances existing as of the dates set forth in such Schedule with respect to any of the Properties, other than those that do not exceed $5,000 individually or relate to transactions occurring less than 30 days before the Effective Date are set forth on Schedule 28.

Section 29. Survival. The covenants, waivers, indemnities and other obligations of the Parties herein to be performed, or which arise, after the Closing contained in this Agreement shall survive the Closing and delivery of the Conveyance.

IN WITNESS WHEREOF, the respective parties have executed this Agreement this 7th day of July, 2005, to be effective for all purposes as of the Effective Date.

ASSIGNOR:

CALPINE CORPORATION

By:
Name:
Title:

CPN PIPELINE COMPANY

By:
Name:
Title:

ASSIGNEES:

ROSETTA RESOURCES CALIFORNIA, LLC

By:
Name:
Title:

ROSETTA RESOURCES OFFSHORE, LLC

By:
Name:
Title:

ROSETTA RESOURCES ROCKIES, LLC

By:
Name:
Title:

ROSETTA RESOURCES TEXAS LP

By: Rosetta Resources Texas GP, LLC, its general partner

By:
Name:
Title:

Exhibit A

List of Assignees and Transferred Properties

Rosetta Resources Texas LP, a Delaware limited partnership

Delaware, Arkansas, Onshore Louisiana, Missouri, Mississippi, Onshore Texas, Oklahoma

Rosetta Resources California, LLC, a Delaware limited liability company

California

Rosetta Resources Offshore, LLC, a Delaware limited liability company

Offshore Louisiana and Texas

Rosetta Resources Rockies, LLC, a Delaware limited liability company

Montana, and Wyoming

Exhibit B

Leases

Exhibit B-1

Non-Consent Leases

Exhibit C

Well; Net Revenue Interest and Working Interests

Exhibit C-1

Non-Consent Wells; Net Revenue Interests

Exhibit C-2

Description of Rio Vista Gathering System Included in the Properties

Exhibit F

Governmental Bonds

Exhibit G

Form of Conveyance

Exhibit H

Form of Joint Defense Agreement

JOINT DEFENSE AGREEMENT

This Joint Defense Agreement (“Agreement”) is made and entered into this              day of                     ,             , by and between                      (“Indemnitor”), and                                               (“Indemnitee”).

R E C I T A L S:

Calpine Corporation, a Delaware corporation and CPN Pipeline Company, a Delaware Corporation (collectively referred herein as, the “Assignor”), and the subsidiaries of Calpine Gas Holdings LLC (“CGH”) that are identified as assignees on the signature pages of the Transfer Agreement, as herein defined (collectively, the “Assignees”) entered into the Transfer and Assumption Agreement dated July 7, 2005 (“Transfer Agreement”) pursuant to which the Assignees have been conveyed a portion of the Properties, as defined therein.

Indemnitor and Indemnitee have been named as Defendants in                                         ,                      Court,              County, Texas (“Lawsuit”). Indemnitor and Indemnitee both deny any liability. However, Indemnitor and Indemnitee have agreed that under the Transfer Agreement the Indemnitor is obligated to indemnify the Indemnitee for those claims (“Claims”), which are identified on Exhibit A attached hereto and made part hereof.

Indemnitor has selected and retained                                               (“Law Firm”) to represent Indemnitor and Indemnitee in the defense of the Claims. The activities undertaken by Law Firm in pursuit of the common interest of Indemnitor and Indemnitee in the defense of the Claims are referred to as the “Common Representation.”

In connection with the Common Representation and in consideration of the promises contained herein, Indemnitor and Indemnitee agree as follows:

1. Party Representatives: Indemnitor and Indemnitee shall each designate an in-house legal representative (each is referred to as a “Party Representative”) in connection with all matters relating to the Common Representation. Subject to each party’s right to designate a new representative from time to time, Indemnitor designates                      as its representative and Indemnitee designates                      as its representative. Each Party Representative shall be authorized to speak for and communicate the decisions of the applicable party. The Party Representatives shall be jointly responsible for the coordination of the Common Representation of Indemnitor and Indemnitee. Neither Party Representative shall have authority to act on behalf of any party other than the party it represents. Each party shall assist through its Party Representative with the timely completion of discovery and other litigation projects.

2. Cooperation: Subject to Section 3, Indemnitee shall assist in the defense of the Claims, including providing all discovery items in its possession, and cooperating in the compliance with any orders entered by the court (including the magistrate), including those with respect to discovery.

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3. Costs of Common Representation: Indemnitor agrees to pay all costs, fees and expenses incurred in pursing the Common Representation, including all attorneys’ and accountants’ fees and the cost of any bond is required by law to be posted in connection with such contest of the Claims. To the extent provided in the Transfer Agreement, Indemnitor agrees to satisfy any judgment rendered against it or Indemnitee in connection with the Claims and to satisfy any of its or Indemnitee’s obligations under any agreement settling any of the Claims.

4. Termination: Except with regard to withdrawal on account of settlement, if Indemnitee should at any time elect not to proceed further as a party subject to Common Representation, Indemnitee shall notify Indemnitor in writing, not less than five (5) business days prior to the effective date of such withdrawal. Such withdrawal shall not release the Indemnitee from its obligations under Section 6 of this Agreement or the Indemnitor from any of its obligations under the Transfer Agreement with respect to the Claims. If the Indemnitee withdraws, the Law Firm shall represent the Indemnitor. In the event that the Indemnitee does withdraw, the Indemnitee hereby waives any and all real or potential conflicts of interest and further waives any claim it may have to disqualify the Law Firm from representing the Indemnitor.

5. Settlement: The Indemnitor shall not enter into any settlement or compromise of the Claims without the consent of the Indemnitee, which consent shall not be unreasonably withheld. Unless prohibited by law or stock exchange regulation and the disclosing Party has a legal opinion to such effect, both parties shall hold in confidence the terms of any settlement.

6. Joint Defense Privilege: With respect to asserting and preserving the attorney-client privilege, work product privilege or other applicable privileges, in connection with matters involving the Common Representation, the parties acknowledge that each of them has a common interest in the Common Representation. Further, to prepare the Common Representation for trial and appeal, if necessary, each party acknowledges that it is and will be necessary for the Party Representatives and their representatives to share or exchange certain information with Law Firm and its representative in the course of investigating and analyzing the facts and circumstances. To protect privileged and confidential information in that process, the parties agree that privileged communications will remain privileged under the joint defense doctrine despite this sharing and exchanging of information. The parties agree that all such information shall be shared or exchanged for solely the purpose of preparing and presenting a common defense. All parties agree to protect the confidentiality of such information regardless of the disposition of this matter as to any one party or the withdrawal of a party from the Common Representation, and shall not disclose such information to any other person. Furthermore, neither party shall use any privileged and confidential information obtained pursuant to this letter agreement against the other party in connection with any subsequent controversy or litigation between the parties.

7. Disputes: Indemnitor and Indemnitee each agree to use reasonable efforts to resolve any disputes among themselves that may arise out of, or in connection with, the Common Representation of the parties.

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8. Effective Date: Notwithstanding the date first set above, Indemnitor and Indemnitee agree that the provisions of this Transfer Agreement, especially Section 6, memorialize their prior understanding regarding the matters appearing herein and shall be considered effective at the time the parties agreed to Common Representation, which occurred on                      (“Effective Date”) prior to the sharing of any information.

9. Successors and Assigns: This letter agreement shall be binding on the parties hereto and their successors and assigns.

10. Counterparts: This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

11. Conflicts: This Agreement and the Transfer Agreement are to be interpreted together whenever possible. However, if this Agreement is in direct conflict with the Transfer Agreement, the Transfer Agreement controls.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

INDEMNITOR:

By:
Name:
Title:

INDEMNITEE:

By:
Name:
Title:

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Exhibit I

Contracts

Exhibit J

Form of Assignment of Contracts

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Exhibit K

JOA

3

Schedule 1

Liens

Schedule 4(b)

Assignor’s Retained Liability – Claims and Litigation Matters

ABA Energy Corporation, et al. v. Calpine Corporation, et al.; Superior Court of the State of California, County of Yolo; Case No. CV04-1655

Calpine Corporation and the Bank of New York have been sued by an operator, ABA Energy Corporation, and the lessors of the J.F. Hamel lease in Yolo County, California. For some time, ABA Energy had been in discussions claiming that: (1) the lease had expired, (2) it was the new lessee, (3) it was acting on behalf of the landowners in requesting that Calpine quitclaim the lease to ABA, and (4) that Calpine not plug the existing well on the lease and restore the surface of the lease. Calpine stated that it would quitclaim the lease and well to ABA so long as ABA secured a release from the lessors and the surface owners that released Calpine from its obligations. Calpine also requested indemnity from ABA, and it declined.

Prior to suit being filed, Calpine responded that it was willing to plug and abandon the well and release (or quitclaim) the lease. Also, due to a mortgage on the lease, Calpine would have to obtain a release from the Bank of New York before the quitclaim could be filed of record. The lawsuit claims breach of contract, trespass, interference with economic opportunity, and slander of title.

Axis Energy Corporation v. Calpine Natural Gas Company; U. S. District Court for the Western District of Louisiana, Lake Charles Division; Civil Action No. 2:04CV2525

A complaint was filed in Cameron Parish, Louisiana regarding an oil and gas lease located in Cameron Parish. Plaintiff alleges that it was a working interest owner prior to 1995, and that Calpine Natural Gas (f/k/a TGX Corporation) was the operator beginning in November 1989. It is further alleged that defendant did not conduct its operations in a good and workmanlike manner, and has therefore subjected plaintiff to reimbursement of certain production revenues owed to lessors. The case was recently removed to federal court, and discovery is ongoing.

Deanne Lounsberry Duhon, et al. v. Ensearch Exploration, et al.; In the 15th Judicial District Court of Vermillion Parish, Louisiana; Docket No. 98-70418-D

On September 10, 2004, defendant Apache Corporation (“Apache”) filed a cross-claim and third party demand in the above listed matter and has named (incorrectly) Calpine Natural Gas and Agricultural Methane. A dispute has arisen as to the division of royalties between certain groups. Plaintiffs are seeking the forfeiture from Apache of the working interest income stream from the proceeds of the production of the well in various producing intervals. Apache is seeking claims for contribution and indemnification in the event Apache is found liable. Calpine Natural Gas and Agricultural Methane are currently reviewing these allegations.

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Tom Mills v. Calpine Natural Gas Company, et al.; In the Superior Court of the State of California in and for the County of Sacramento; Case No. 02AS04857

On August 1, 2002, plaintiff filed a lawsuit against Calpine Natural Gas Company. The action is for alleged wrongful termination and defamation. Plaintiff’s position was eliminated under the Employee Redeployment Program. The defamation cause of action was dismissed by the court. The matter recently settled, with CNG’s insurance carrier contributing a significant percentage toward the settlement.

Magdalene V. Nickle v. Union Gas Corporation, et al.; In the 135th District Court of Dewitt County, Texas; Cause No. 02-10-19, 166

This is a bad faith pooling case filed in DeWitt County, Texas, involving the Matthew No. 1 well. Plaintiff alleges breach of contract and breach of implied covenants and seeks recoupment of royalties. Calpine only had an interest in this well for a short period of time prior to its sale to ANR Production. Discovery is currently in progress.

David Ohrt, et al. v. Union Gas Corporation; In the 24th Judicial District Court of Victoria County, Texas; Cause No. 01-12-57, 427-A

Sandra Hester, et al. v. Union Gas Corporation, et al.; In the 267th Judicial District Court of Victoria County, Texas; Cause No. 04-10-61, 891-C

Calpine Natural Gas Company was a defendant and a 12.5% working interest owner in the Ohrt-Heinhold Gas Unit in Victoria, Texas. Plaintiffs sought payment of royalties on a lease basis (as opposed to on a pooled basis) from the date of first production in September 2000 until the designation of this unit was filed on January 15, 2001. Plaintiffs also alleged bad faith pooling, the core claim of which was that the unit had been formed to include too many non-productive acres resulting in dilution. Defendants previously received a settlement demand of $7.8 million from plaintiffs, which included past and future claimed lost royalties, attorneys’ fees, and interest. Following a trial on the merits (which concluded in March 2005), the jury unanimously found for the defendants on all causes of action. Plaintiffs are currently reviewing their appellate options.

In October, 2004, several of the lessors involved in the above action filed similar claims with respect to the Ohrt-Albrect Gas Unit. The Ohrt-Albrect Gas Unit is adjacent to the Ohrt-Heinhold Gas Unit. The named defendants in both matters are identical. Discovery is pending.

Arbitration between Calpine Corp./Calpine Natural Gas L.P. and Pogo Producing Company

On September 1, 2004, Calpine Corporation and Calpine Natural Gas L.P. (collectively “Calpine”), sold its New Mexico oil and gas assets to Pogo Producing Company (“Pogo”). During the course of the sale, Pogo made a title defect claim (valued at approximately $1.9

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million) claiming that certain leases subject to the sale had expired. The dispute centers around a claim that certain leases have expired because of lack of production. Although, Calpine has undertaken to resolve this matter by obtaining ratifications of a majority of the questionable leases, Pogo has been unwilling to compromise its claim for the title defect value and has invoked the arbitration provisions of the underlying purchase and sale agreement.

Claim for Indemnification by Bill Barrett Corporation

Calpine Corporation and Calpine Natural Gas L.P. (collectively “Calpine”), sold its Colorado oil and gas assets to Bill Barrett Corporation (“Barrett”) on September 1, 2004 (the “Sale”). The purchase and sale agreement (the “PSA”) between Calpine and Barrett provided that Calpine would indemnify Barrett for certain pre-effective date liabilities. In that regard, Barrett has notified Calpine that a lawsuit has been filed against Barrett alleging that Barrett and its predecessors in interest failed to reasonably develop a lease that was conveyed to Barrett as part of the Sale. The suit is pending and no liability has been determined. If the plaintiff in that lawsuit is successful and it is determined that a portion of the plaintiff’s claim arose prior to the effective date of the Sale (July 1, 2004) Barrett may, subject to certain conditions and restrictions set forth in the PSA, be entitled to indemnification for a portion of any liability attributable to pre-effective date periods.

In the Matter of the Arbitration between Seashore Investments Management LLC and Strategic Energy Development, LLC v. Calpine Corporation; Case No. 50T 153 00026 04

On January 13, 2004, Calpine filed two complaints in the U.S. District Court for the Eastern District of Louisiana. Calpine, Seashore, and Strategic entered into agreements dated October 26, 2003. The agreements provided for Seashore and Strategic to pay certain monies to Calpine in exchange for the opportunity to earn an interest in the lease and a test well being drilled by Calpine, as operator. All parties acknowledge that Calpine’s interest in the lease was burdened by a mortgage. While Calpine was seeking release of the mortgage, the parties agreed that Seashore and Strategic would deposit the monies owed Calpine into an escrow account. Calpine secured and properly filed the partial release as required by the agreements, and therefore Calpine was entitled to receive the escrowed amounts of approximately $700,000 as to Seashore and approximately $1.4 million as to Strategic. Seashore and Strategic refused to execute letters to the escrow agent authorizing release of the funds, and therefore actions were filed for breach of contract and unjust enrichment. Seashore and Strategic invoked arbitration and filed motions with the court to compel arbitration, which have now been granted. A cause of action for fraud was recently added by Seashore and Strategic. An arbitration hearing was held in April 2005, and a ruling is expected shortly.

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Schedule 28

Imbalances

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